EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements

1.	Registration Statement (Form S-3 No. 333-132740) of Panacos Pharmaceuticals, Inc.,

2.	Registration Statement (Form S-3 No. 333-128135) of V.I. Technologies, Inc.,

3.	Registration Statement (Form S-3 No. 333-124894) of V.I. Technologies, Inc.,

4.	Registration Statement (Form S-3 No. 333-123997) of V.I. Technologies, Inc.,

5.	Registration Statement (Form S-3 No. 333-123781) of V.I. Technologies, Inc.,

6.	Registration Statement (Form S-8 No. 333-124089) of V.I. Technologies, Inc., Supplemental Equity Compensation Plan

of our report dated February 16, 2005, with respect to the financial statements of Panacos Pharmaceuticals, Inc. for the period September 29, 1999 (inception) to December 31, 2004, included in this Annual Report (Form 10-K) of Panacos Pharmaceuticals, Inc. for the year ended December 31, 2007.

/s/ Ernst & Young LLP

McLean, Virginia

March 7, 2008